[WILLKIE FARR & GALLAGHER LETTERHEAD]

June 15, 1998

Trump's Castle Associates, L.P.
Trump's Castle Funding, Inc.
Trump's Castle Hotel & Casino, Inc.
Huron Avenue and Brigantine Boulevard
Atlantic City, New Jersey  08401


Re:   Registration Statement on Form S-4
      ----------------------------------

Dear Ladies and Gentlemen:

      We are counsel for Trump's Castle Associates, L.P., a New Jersey limited partnership (the "Partnership"), Trump's Castle Funding, Inc., a New Jersey corporation ("Funding"), and Trump's Castle Hotel & Casino, Inc., a New Jersey corporation ("TCHI"), and have acted as such in connection with various legal matters relating to the filing of a Registration Statement on Form S-4 ("Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), covering up to $62,000,000 principal amount of 10 1/4% Senior Secured Notes due 2003, Series B of Funding (the "Senior Exchange Notes") offered in exchange for up to $62,000,000 principal amount of outstanding 10 1/4% Senior Secured Notes due 2003, Series A of Funding (the "Senior Original Notes" and, together with the Senior Exchange Notes, the "Senior Notes") and also covering up to $5,000,000 principal amount of 10 1/4% Senior Secured Notes due 2003, Series B of TCHI (the "TCHI Exchange Notes") offered in exchange for up to $5,000,000 principal amount of outstanding 10 1/4% Senior Secured Notes due 2003, Series A of TCHI (the "TCHI Original Notes" and, together with the TCHI Exchange Notes, the "TCHI Notes"), originally issued and sold in reliance upon an exemption from registration under the Securities Act (the TCHI Original Notes, together with the Senior Original Notes, the "Original Notes")(the TCHI Exchange Notes, together with the Senior Exchange Notes, the "Exchange Notes").

      The Senior Original Notes were issued under, and the Senior Exchange Notes are to be issued under, the Indenture (the "Senior Note Indenture"), dated April 17, 1998, entered into by and among Funding, as issuer, U.S. Bank National Association, as trustee (the "Trustee"), and the Partnership, as guarantor. The TCHI Original Notes were issued under, and the TCHI Exchange Notes are to be issued under, the Indenture (the "TCHI Note Indenture")(TCHI Note Indenture, together with the Senior Note Indenture, the "Note Indentures"), dated April 17, 1998, entered into by and among TCHI, as issuer, the Trustee, as trustee, and the Partnership, as guarantor. The exchange will be made pursuant to an exchange offer (the "Exchange Offer") contemplated by the Registration Statement. Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Registration Statement.

      In so acting, we have examined originals or copies, certified or otherwise, identified to our satisfaction, of the Third Amended and Restated Partnership Agreement of the Partnership, the Amended and Restated Certificate of Incorporation of Funding, the Bylaws of Funding, the Restated Certificate of Incorporation of TCHI, the By-Laws of TCHI, the relevant minutes of the corporate or partnership proceedings of the Partnership, Funding and TCHI and such documents, corporate records, certificates or other instruments as in our judgment were necessary or appropriate to enable us to render the opinions expressed below. As to certain factual matters, we have relied upon certificates of public officials, certificates and statements (including representations and warranties as to facts set forth in any of the documents referred to herein) of officers of Funding, TCHI and the Partnership, and such other documents as we have

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Trump's Castle Associates, L.P.
Trump's Castle Funding, Inc.
Trump's Castle Hotel & Casino, Inc.
June 15, 1998
Page 2

deemed necessary or appropriate for this opinion. In such examinations, we have assumed the accuracy of all documents and information furnished to us, the genuineness of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as certified, conformed or photostatic copies thereof, as well as the genuineness of all signatures on all such documents.

      Based on the foregoing, we are of the opinion that:

      (1) The execution and delivery of the Senior Note Indenture has been duly authorized by Funding and by the Partnership, the execution and delivery of the TCHI Note Indenture has been duly authorized by TCHI and the Partnership, the Senior Note Indenture constitutes a legal, valid and binding obligation enforceable against Funding and the Partnership and the TCHI Note Indenture constitutes a legal, valid and binding obligation enforceable against TCHI and the Partnership, in accordance with the terms thereof, except insofar as enforceability thereof may be limited by (a) usury, bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally, (b) general principles of equity, (c) the Casino Control Act of the State of New Jersey, the regulations adopted pursuant thereto, or rulings of the New Jersey Casino Control Commission, as such laws, regulations or rulings may now or hereafter be in effect or (d) other state gaming laws, the regulations adopted pursuant thereto, or rulings from other state gaming authorities, as such laws, regulations or rulings may now or hereafter be in effect;

      (2) The Senior Exchange Notes have been duly authorized by Funding and the Partnership and, when duly executed by the proper officers of Funding and the Partnership, duly authenticated by the Trustee and issued by Funding and the Partnership in accordance with the terms of the Senior Note Indenture and the Exchange Offer, will constitute legal, valid and binding obligations of Funding and the Partnership, will be entitled to the benefits of the Senior Note Indenture and will be enforceable against Funding and the Partnership in accordance with their terms, except as enforcement thereof may be limited by (a) usury, bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally, (b) general principles of equity, (c) the Casino Control Act of the State of New Jersey, the regulations adopted pursuant thereto, or rulings of the New Jersey Casino Control Commission, as such laws, regulations or rulings may now or hereafter be in effect or (d) other state gaming laws, the regulations adopted pursuant thereto, or rulings from other state gaming authorities, as such laws, regulations or rulings may now or hereafter be in effect;

      (3) The TCHI Exchange Notes have been duly authorized by TCHI and the Partnership and, when duly executed by the proper officers of TCHI and the Partnership, duly authenticated by the Trustee and issued by TCHI and the Partnership in accordance with the terms of the TCHI Note Indenture and the Exchange Offer, will constitute legal, valid and binding obligations of TCHI and the Partnership, will be entitled to the benefits of the TCHI Note Indenture and will be enforceable against TCHI and the Partnership in accordance with their terms, except as enforcement thereof may be limited by (a) usury, bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally, (b) general principles of equity, (c) the Casino Control Act of the State of New Jersey, the regulations adopted pursuant thereto, or rulings of the New Jersey Casino Control Commission, as such laws, regulations or rulings may now or hereafter be in effect or (d) other state gaming laws, the regulations adopted pursuant thereto, or rulings from other state gaming authorities, as such laws, regulations or rulings may now or hereafter be in effect;

      (4) The guarantees of the Partnership under the Note Indentures (the "Guarantees") have been duly authorized by the Partnership and, when the Guarantees have been duly executed by the proper officers of the Partnership and the Exchange Notes have been duly executed by the proper officers of Funding or TCHI, as applicable, duly authenticated by the Trustee and issued by Funding or TCHI, as applicable, in accordance with the terms of the Note Indentures and the Exchange Offer, the Guarantees will constitute legal, valid and binding obligations of the Partnership, will be entitled to the benefits of the Note Indentures and will be enforceable against the Partnership in accordance with their terms, except as enforcement thereof may be limited by (a) usury, bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally, (b) general principles of equity, (c) the Casino Control Act of the State of New Jersey, the regulations adopted


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Trump's Castle Associates, L.P.
Trump's Castle Funding, Inc.
Trump's Castle Hotel & Casino, Inc.
June 15, 1998
Page 3

pursuant thereto, or rulings of the New Jersey Casino Control Commission, as such laws, regulations or rulings may now or hereafter be in effect or (d) other state gaming laws, the regulations adopted pursuant thereto, or rulings from other state gaming authorities, as such laws, regulations or rulings may now or hereafter be in effect.

      This opinion is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated. We call to your attention that we are not admitted to practice, do not purport to be experts in the laws of, and, accordingly, do not express an opinion as to matters arising under the laws of any jurisdiction, other than the laws of the State of New York, the Delaware General Corporation Law and the Federal laws of the United States. We are not admitted to practice law in the State of New Jersey. As to certain matters of New Jersey Law, we have relied upon the opinion of Graham, Curtin & Sheridan of even date herewith.

      We hereby consent to being named as counsel for Funding, TCHI and the Partnership in the Registration Statement and under the caption "Legal Matters" in the Prospectus included in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement.


Very truly yours,

      /s/ Willkie Farr & Gallagher